UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

            ---------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                February 7, 2007



                            JOURNAL REGISTER COMPANY
               (Exact Name of Registrant as Specified in Charter)


            Delaware                 1-12955                22-3498615
  (State or Other Jurisdiction     (Commission            (IRS Employer
        of Incorporation)          File Number)       Identification Number)



     790 Township Line Road, Yardley, Pennsylvania            19067
        (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code: (215) 504-4200


                                 Not Applicable
                         (Former Name or Former Address,
                          If Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     At a regular meeting of the Board of Directors of Journal Register Company (the "Company") held on February 7, 2007, the Board of Directors, acting upon the recommendation of the Corporate Governance Committee, approved certain amendments to the Company's By-Laws. The material amendments to By-Laws are summarized below. This summary is qualified in its entirety by reference to the By-Laws, as amended and filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

     Majority Voting For Directors.
     -----------------------------

     Section 2.8 of Article II regarding the election of Directors will be amended to provide that Directors shall be elected by a majority of the votes cast, provided, however, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality vote. If a nominee for Director fails to receive a majority of the votes cast, the Director shall promptly tender his or her resignation to the Board of Directors. A majority of votes cast means that the number of shares voted "for" a Director's election exceeds 50% of the number of votes cast with respect to that Director's election. Votes cast include votes to withhold authority and exclude abstentions with respect to that Director's election. The Corporate Governance Committee will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director's resignation is accepted by the Board, then the Board may fill any resulting vacancy or decrease the size of the Board.

     Notice Requirements and Director Qualifications.
     -----------------------------------------------

     Section 2.7 of Article II will be amended to require stockholder notices regarding Director nominations or business to be considered at an annual meeting of stockholders to include the following additional information:

         (a) As to the stockholder giving notice and any beneficial owner on whose behalf the nomination or proposal is being made, all disclosure that would be required in connection with the solicitation of proxies in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) If the notice relates to any business other than the nomination of a Director, a description of all agreements between such stockholder and any beneficial owner on whose behalf the proposal is being made, and any other persons in connection with the proposal of such business

         (c) As to each Director nominee, (i) all disclosure that would be required in connection with the solicitation of proxies in a contested election pursuant to Section 14 of the Exchange Act; and (ii) a description of all compensation and other material relationships between such stockholder and any beneficial owner and their affiliates and associates, on the one hand, and each proposed nominee and his or her affiliates and associates, on the other hand.

         (d) As to each Director nominee, (i) a completed and signed questionnaire, representation and agreement required by Section 2.8(c) of
Article II (as discussed below); and (ii) certain additional information regarding the eligibility of such nominee to serve as an independent Director.

     A new Section 2.8(c) will be added to Article II regarding the qualification of Director nominees. New Section 2.8(c) will provide that Director nominees must deliver to the Company a written questionnaire regarding his or her background and qualifications and the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement that such person (A) will abide by the resignation requirements of Section 2.8 of Article II, (B) is not and will not become a party to any agreement as to how to vote or act on any issue or that would interfere with such person's ability to comply with his or her fiduciary duties to the Company, (C) is not and will not become a party to any agreement with respect to compensation or indemnification as a Director, and (D) will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies of the Company


Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

     3.1     By-Laws of Registrant, as amended through February 7, 2007.

     99.1 Text of press release issued by Journal Register Company, dated February 8, 2007, titled "Journal Register Company Announces Quarterly Dividend, Amends By-Laws to Establish Majority Vote Standard for Director Elections



                                    SIGNATURE


Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 JOURNAL REGISTER COMPANY
                                                 ------------------------
                                                       (Registrant)


Date: February 7, 2007                              /s/  Edward J. Yocum
                                               ---------------------------------
                                       By:            Edward J. Yocum
                                       Title:  Vice President, General Counsel &
                                                     Corporate Secretary

                                  Exhibit Index
                                  -------------

Exhibit Description
-------------------
99.1 Text of press release issued by Journal Register Company, dated February 8, 2007, titled "Journal Register Company Announces Quarterly Dividend, Amends By-Laws to Establish Majority Vote Standard for Director Elections."